Exhibit 10.2

FIRST AMENDMENT

TO

EMPLOYMENT AGREEMENT

OF

JAMES G. MILLER

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (“First Amendment”) of JAMES G. MILLER (the “Executive”) is made and entered into as of February 25, 2013, by and between Executive and Elco Landmark Residential Holdings LLC, a Delaware limited liability company (“Company”).

WHEREAS, the Company intends, together with certain of its affiliates, to execute that certain Asset Purchase and Contribution Agreement (“Purchase Contract”) with Landmark Apartment Trust of America Holdings L.P. (“LATA”), pursuant to which, at the closing thereof (“Closing”), the below described Employment Agreement will be assigned to LATA, which entity will assume the obligations of the Company thereunder; and

WHEREAS, the parties desire to amend the Employment Agreement of James G. Miller dated July 1, 2012 (the “Employment Agreement”) to remove Section 4(d) of the Employment Agreement if, and only if, a Closing occurs at which time LATA assumes the obligations of Company under the Employment Agreement.

NOW, THEREFORE, the parties, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, agree as follows:

1. Recitals; Incorporation. The above recitations are true and correct and are hereby incorporated into this First Amendment by reference.

2. Amendment. Conditioned upon and effective as of a Closing at which LATA assumes the Company’s obligations under the Employment Agreement, such Employment Agreement is amended as follows:

(a) Section 4(d) of the Employment Agreement is hereby amended and restated in its entirety by inserting the following in lieu thereof:

“[INTENTIONALLY OMITTED]”

(b) Executive acknowledges and agrees that notwithstanding anything to the contrary in the Employment Agreement or otherwise, assuming the Closing contemplated by the Purchase Contract, any future bonuses or incentive compensation to which Executive may become eligible as an employee of LATA shall be determined by the Board of Directors (or any committee thereof, including a Compensation Committee) of Landmark Apartment Trust of America, Inc. in its sole discretion.

3. Continuing Validity. Except as modified by this First Amendment, the Employment Agreement remains in full force and effect.

4. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same agreement binding upon the parties hereto, notwithstanding that all the parties are not signatories to the same counterpart. In order to facilitate the execution of this Amendment, signatures transmitted by facsimile machine or signatures transmitted via e-email in a “PDF” format may be used in place of original signatures on this Amendment. Each party intends to be bound by such party’s facsimile or “PDF” format signature on this Amendment, is aware that the other party is relying on such party’s facsimile or “PDF” format signature, and hereby waives and defenses to the enforcement of this Amendment based upon the form of signature.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has executed this First Amendment as of the date first written above.

EXECUTIVE:

JAMES G. MILLER

By:	/s/ James G. Miller
James G. Miller

COMPANY:

ELCO LANDMARK RESIDENTIAL HOLDINGS LLC, a Delaware limited liability company

By:	/s/ Joseph G. Lubeck
Joseph G. Lubeck
President

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